Exhibit 10.1

Subscription Agreement

Inpixon

2479 E. Bayshore Road

Suite 195

Palo Alto, CA 94303

Ladies and Gentlemen:

The undersigned service provider (the “Service Provider”) hereby confirms and agrees with Inpixon, a Nevada corporation (the “Company”), as follows:

1.       Subject to the terms and conditions hereof, the Service Provider will accept from the Company and the Company will issue and sell to the Service Provider such number of shares of common stock (the “Shares”), par value $0.001 per share (the “Common Stock”), as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $0.34 per Share.

2.       The closing shall occur at such time and place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Service Provider and the Company, subject to the satisfaction of certain closing conditions set forth herein. The hour and date of delivery and payment for the Shares is called the “Closing Date.”

3.       The offering and sale of the Shares (the “Offering”) is being made pursuant to a registration statement on Form S-3 (Registration File No. File No. 333-204159) (the "Registration Statement"), under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on May 28, 2015; and the prospectus included therein and the related prospectus supplement (such prospectus, as supplemented by such prospectus supplement, the “Prospectus” ) dated December 5, 2017 containing certain information regarding the Shares and terms of the Offering that has been delivered to the Service Provider on or prior to the date hereof. The Prospectus, together with the documents incorporated by reference therein, is also referred to herein as the “General Disclosure Package.”

4.       On the Closing Date, the Company shall deliver irrevocable instructions (the “Irrevocable Instructions”) to Corporate Stock Transfer, Inc. (the “Transfer Agent”) authorizing the issuance of [FOR LEAD PROVIDER ONLY: (a) up to an aggregate of [                ]1 of the Shares (subject to proportionate adjustment for any stock split or combination or similar recapitalization event) (the “Closing Shares”) on the Closing Date and (b) reserving up to an additional [          ]2 Shares (subject to proportionate adjustment for any stock split or combination or similar recapitalization event) (the “Reserve Shares”) for issuance upon notice to the Company in accordance with this Agreement [FOR OTHER SERVICE PROVIDERS: up to an aggregate of [                 ] of the Shares (subject to proportionate adjustment for any stock split or combination or similar recapitalization event) (the “Closing Shares”) on the Closing Date], via the Depository Trust Company’s (“DTC”) Deposit or Withdrawal at Custodian system in accordance with the DTC instructions set forth therein.

5.       The Company’s obligation to issue the Shares to the Service Provider shall be subject to (a) the Service Provider’s agreement that the Shares will be issued in satisfaction of an aggregate of $[               ] due to the Service Provider from the Company for the payment of services provided and (b) the accuracy of the representations and warranties made by the Service Provider herein and the fulfillment of those undertakings herein of the Service Provider to be fulfilled prior to the Closing Date.

1 Equal to 4.99% of total outstanding shares following issuance of shares in the Offering.

2 The number of Reserve Shares shall be equal to the number of Shares set forth on the signature page minus the number of Closing Shares issued.

6.       The Company shall not identify the Service Provider by name in any press release or public filing, or otherwise publicly disclose the Service Provider’s name, without the Service Provider’s prior written consent. For the purposes of this Subscription Agreement, “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price determinations relating to the Common Stock, any day on which the Principal Market (or any successor thereto) is open for trading of securities. “Principal Market” means the Nasdaq Capital Market.

7.       The Service Provider represents that (a) it has had full access to the General Disclosure Package prior to or in connection with its receipt of this Subscription Agreement and is relying only on such information and documents in making its decision to purchase the Shares, and (b) it is acquiring the Shares for its own account, or an account over which it has investment discretion, and (c) it is not aware of any material nonpublic information concerning the Company or any of its securities (including the Stock) and is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

8.       The Service Provider and the Company each has the requisite power and authority to enter into this Subscription Agreement and to consummate the transactions contemplated hereby.

9.       Neither the Company nor the Service Provider are making any other representations or warranties beyond those included herein.

10.     This Subscription Agreement will be binding and irrevocable upon execution by the Service Provider; provided that the Shares are issued in accordance with the terms hereof.

11.     All covenants, agreements, representations and warranties herein will survive the execution of this Subscription Agreement and the delivery of the Shares.

12.     On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Service Provider the following:

(i)       this Subscription Agreement duly executed by the Company;

(ii)      the Prospectus (which may be delivered in accordance with Rule 172 under the Securities Act);

(iii)     the Shares; and

(iv)     the Irrevocable Instructions.

13.         [FOR LEAD PROVIDER ONLY: Right to Issue Additional Shares.

a.       General. On the Closing Date, the Service Provider shall have the right (the “Rights”) to receive an additional [                     ]3 shares of Common Stock (subject to proportionate adjustment for any stock split or combination or similar recapitalization event) (the “Additional Shares”), representing the balance of the Shares issuable to the Service Provider, which shall have such terms and conditions as set forth in this Section 13. The Company and the Service Provider hereby agree that no additional consideration is payable in connection with the exercise of the Rights.

b.       Exercise of Rights and Issuance of Additional Shares. Subject to the terms hereof, the exercise of the Rights may be made, in whole or in part, at any time or times on or after the date hereof solely by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Service Provider at the address of the Service Provider appearing on the books of the Company) of a duly executed PDF copy of the Notice of Issuance Form annexed hereto as Exhibit A (each, a “Notice of Issuance”, and the corresponding date thereof, the “Exercise Date”) from the broker designated by the Service Provider on Schedule I hereto (the “Broker”). Partial exercises of the Rights resulting in issuances of a portion of the total number of Reserve Shares available for issuance hereunder shall have the effect of lowering the aggregate number of Reserve Shares issuable hereunder in an amount equal to the applicable number of Additional Shares issued. The Service Provider and the Broker shall maintain records showing the number of Additional Shares issued from the Reserve Shares and the date of such issuances. The Company shall deliver any objection to any Notice of Issuance Form within one (1) Trading Day of receipt of such notice. The Additional Shares issuable upon exercise of the Rights shall be subject to that certain 10b5-1 Trading Plan between the Broker and the Service Provider with respect to the securities of the Company. The Service Provider acknowledges and agrees that, by reason of the provisions of this paragraph, following each exercise of the Rights issued hereunder and the issuance of a portion of the Reserve Shares pursuant thereto, the number of Reserve Shares available for issuance hereunder at any given time may be less than the amount stated in the recitals hereof.

c.       Delivery of Additional Shares. The Additional Shares issued hereunder shall be transmitted by the Transfer Agent to the Service Provider by crediting the designated account of the Company with the Broker with The Depository Trust Company through its Deposit/Withdrawal at Custodian system (“DWAC”) by the date that is two (2) Trading Days after the delivery to the Company of the Notice of Issuance (such date, the “Share Delivery Deadline”). The Additional Shares shall be deemed to have been issued, and the Service Provider or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares for all purposes, as of the date the Rights have been exercised.

d.       Charges, Taxes and Expenses. Issuance of Additional Shares shall be made without charge to the Service Provider for any issue or transfer tax or other incidental expense in respect of the issuance, all of which taxes and expenses shall be paid by the Company. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Issuance.

e.       Authorized Shares. The Company covenants that, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Additional Shares upon the exercise of the Rights. The Company further covenants that the reservation of the Additional Shares shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Additional Shares upon the due exercise of the Rights. The Company will take all such reasonable action as may be necessary to assure that such Additional Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Principal Market upon which the Common Stock may be listed. The Company covenants that all Additional Shares which may be issued upon the exercise of the Rights represented by this Subscription Agreement will, upon exercise of the Rights, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, Liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3 Insert the number that is equal to the Reserve Shares.

f.       Impairment. Except and to the extent as waived or consented to by the Service Provider, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Subscription Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Service Provider as set forth in this Subscription Agreement against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Additional Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Additional Shares upon the exercise of the Rights and (iii) use reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Subscription Agreement.

g.       Authorizations. Before taking any action which would result in an adjustment in the number of Additional Shares for which the Rights provides for, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

h.        Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of the Rights, pursuant to the terms hereof.

i.        Stock Dividends and Splits. If the Company, at any time while the Rights exist: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the number of Additional Shares issuable upon exercise of the Rights shall be proportionately adjusted. Any adjustment made pursuant to this Section 13(i) shall become effective immediately upon the record date for the determination of stockholders entitled to receive such dividend or distribution (provided that if the declaration of such dividend or distribution is rescinded or otherwise cancelled, then such adjustment shall be reversed upon notice to the Service Provider of the termination of such proposed declaration or distribution as to any unexercised portion of the Rights at the time of such rescission or cancellation) and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

j.       Intentionally left blank.

k.       Subsequent Rights Offerings. If Section 13(i) above does not apply, if at any time the Company grants, issues or sells any convertible securities, options or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Service Provider could have acquired if the Service Provider had held the number of shares of Common Stock acquirable upon complete exercise of the Rights (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Service Provider’s right to participate in any such Purchase Right would result in the Service Provider exceeding the Beneficial Ownership Limitation, then the Service Provider shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Service Provider until such time, if ever, as its right thereto would not result in the Service Provider exceeding the Beneficial Ownership Limitation).

l.        Fundamental Transaction. If, at any time while the Rights remain outstanding, a change of control occurs, then, upon any subsequent exercise of the Rights, the Holder shall have the right to receive, for each Additional Share that would have been issuable upon such exercise immediately prior to the occurrence of such change of control, at the option of the Service Provider (without regard to any limitation in Section 13(g) on the exercise of the Right), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable as a result of such change of control by a holder of one share of Common Stock. Upon the occurrence of any such change of control, the any successor entity in a change of control in which the Company is not the survivor (the “Successor Entity”) shall succeed to, and be substituted for (so that from and after the date of such change of control, the provisions of this Subscription Agreement referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Subscription Agreement with the same effect as if such Successor Entity had been named as the Company herein.

m.       Intentionally left blank.

n.       No Rights as Stockholder Until Exercise. Each Right does not entitle the Service Provider to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof.

o.        Transferability. Subject to compliance with any applicable securities laws, the Rights and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon written assignment substantially in the form attached hereto duly executed by the Service Provider or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer of this Subscription Agreement delivered to the principal office of the Company or its designated agent. Upon such assignment and, if required, such payment, the Company shall enter into a new agreement with the assignee or assignees, as applicable, and this Subscription Agreement shall promptly be cancelled. Any Right, if properly assigned in accordance herewith, may be exercised by the assignee for the issue of Reserved Shares without having a new agreement executed.][FOR OTHER SERVICE PROVIDERS: Intentionally omitted].

14.       Beneficial Ownership Limitations. The Company shall not effect the issuance of the Closing Shares [FOR LEAD PROVIDER ONLY: or the exercise of any Rights], and the Service Provider shall not have the right to receive the Closing Shares [FOR LEAD PROVIDER ONLY: or exercise any portion of any Rights] pursuant to the terms and conditions of this Subscription Agreement and any such issuance [FOR LEAD PROVIDER ONLY: or exercise] shall be null and void and treated as if never made, to the extent that after giving effect to such issuance or exercise, the Service Provider together with its affiliates collectively would beneficially own in excess of 4.99% (the “Beneficial Ownership Limitation”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Service Provider and its affiliates shall include the number of shares of Common Stock held by the Service Provider and its affiliates [FOR LEAD PROVIDER ONLY: plus the number of shares of Common Stock issuable upon exercise of the Rights issued hereunder with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, nonexercised portion of the Rights beneficially owned by the Service Provider or any of its affiliates and] (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Service Provider or its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14. For purposes of this Section 14, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of determining the number of outstanding shares of Common Stock the Service Provider may acquire upon the issuance of the Closing Shares [FOR LEAD PROVIDER ONLY: and/or the exercise of the Rights] without exceeding the Beneficial Ownership Limitation, the Service Provider may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Notice of Issuance from the Broker at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify the Broker in writing of the number of shares of Common Stock then outstanding and, to the extent that such Notice of Issuance would otherwise cause the Service Provider’s beneficial ownership, as determined pursuant to this Section 14, to exceed the Beneficial Ownership Limitation, the Broker must notify the Company of a reduced number of shares of Common Stock to be issued pursuant to such Notice of Issuance. For any reason at any time, upon the written or oral request of the Broker, the Company shall within one (1) business day confirm orally and in writing or by electronic mail to the Broker the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Closing Shares and the Rights, by the Service Provider and its subsidiaries since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of the Closing Shares [FOR LEAD PROVIDER ONLY: or the exercise of the Rights] results in the Service Provider and its subsidiaries being deemed to beneficially own, in the aggregate, more than the Beneficial Ownership Limitation of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Service Provider’s and its subsidiaries’ aggregate beneficial ownership exceeds the Beneficial Ownership Limitation (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Service Provider shall not have the power to vote or to transfer the Excess Shares. [FOR LEAD PROVIDER ONLY: For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of the Rights hereunder in excess of the Beneficial Ownership Limitation shall not be deemed to be beneficially owned by the Service Provider for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise any Rights pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability.] The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of Rights.

15.       All notices or other communications required or permitted to be provided hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed e-mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. The address for such notices and communications shall be as follows:

If to the Company, to:

Inpixon

2479 E. Bayshore Road

Suite 195

Palo Alto, CA 94303

If to the Service Provider, at its address on the signature page hereto, or at such other address or addresses as may have been furnished to the Company in writing. [FOR LEAD PROVIDER ONLY: Notwithstanding the foregoing any notices required or permitted to be given by the Company in accordance with Section 13 of this Subscription Agreement regarding the exercise of the Rights and issuance of Additional Shares shall be provided in writing by fax, signed by the Company to the Broker and confirmed by telephone (Attn: ________________________________.]

16.       The Company acknowledges that the only material, non-public information relating to the Company or its subsidiaries that the Company, its employees or agents has provided to the Service Provider in connection with the Offering prior to the date hereof is the existence of the Offering. The Service Provider shall not at any time attempt to exercise any influence over how, when or whether to exercise the Rights pursuant to this Agreement.

17.       This Subscription Agreement may be terminated by the Service Provider, as to Service Provider’s obligations hereunder only and without effect whatsoever on the obligations of the Company, by notice to the Company, if a closing has not occurred and the Shares or irrevocable instructions to the Transfer Agent authorizing the issuance of the Shares have not been delivered to the Service Provider by the close of trading on the Nasdaq Stock Market on the Closing Date; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party.

18.       This Subscription Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Service Provider. This Subscription Agreement will be governed by the internal laws of the State of New York, without giving effect to the principles of conflicts of law. This Subscription Agreement may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and signatures may be delivered by facsimile or by e-mail delivery of a “.pdf” format data file. Notwithstanding the foregoing, this Agreement, may not be amended, modified or terminated except with a written instrument signed by the Service Provider and acknowledged by Broker and by the Company and the Service Provider will be required to restate and reaffirm, as of the date of such amendment or modification, each of the representations and warranties contained in Section 7 of this Agreement.

[signature page follows]

SIGNATURE PAGE

Number of Shares

Purchase Price Per Share:	$

Aggregate Purchase Price:	$

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December ___, 2017

SERVICE PROVIDER NAME

By:

Print Name:

Title:

Taxpayer Identification Number:

Address: _____________________________________________

  _____________________________________________

  _____________________________________________

DWAC Instructions for Shares:

Name of DTC Participant: (broker-dealer at which the account or accounts to be credited with the Shares are maintained)
DTC Participant Number:
Account Name:
Account Number:
Person to contact to initiate DWAC at closing:
Name:
Tel:
Email:

SUBSCRIPTION AGREEMENT

Agreed and accepted December 6, 2017

Inpixon

By:
Name: Nadir Ali
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF ISSUANCE

On behalf of the undersigned holder, the undersigned Broker hereby exercises the Rights to receive _________________ additional shares (the “Additional Shares”) of Inpixon, a Nevada corporation with offices located at 2479 E. Bayshore Road, Suite 195, Palo Alto, CA 94303 (the “Company”), from the Reserve Shares established pursuant to that certain Subscription Agreement, dated December 6, 2017, by and between the Company and the Service Provider signatory thereto (the “Subscription Agreement”). The number of Additional Shares issued shall not exceed the Beneficial Ownership Limitation at the time of exercise. The number of Reserve Shares available for future issuance upon exercise of the Rights is ______. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Subscription Agreement.

The Company shall deliver to Service Provider, or its designee or agent as specified below, the Additional Shares from the available Reserve Shares in accordance with the terms of the Rights. Delivery shall be made to the Service Provider, or for its benefit, as follows:

☐     Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date: ______________, 20___

Name of holder.

BROKER

By:

Name:

Title:

Schedule I